UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)     April 22, 2008

First National Bancshares, Inc.
(Exact name of registrant as specified in its charter)

South Carolina
(State or other jurisdiction of incorporation)

000-30523	58-2466370
(Commission File Number)	(IRS Employer Identification No.)

215 North Pine Street, Spartanburg, S.C.	29302
(Address of principal executive offices)	(Zip Code)

(864) 948-9001
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 21, 2008, the board of directors (the “Board”) of First National Bancshares, Inc. (the "Company"), holding company for First National Bank of the South, accepted the resignation of board chairman Dr. Gaines W. Hammond, Jr. Dr. Hammond served as a member of the following committees immediately prior to his resignation: Executive Committee, Asset-Liability Committee, Loan Committee, Compensation Committee, Nominating Committee, Marketing Committee and Insurance Committee. The resignation was not due to disagreements with the Company. C. Dan Adams was elected by the Board as Chairman at the same meeting.

A copy of the press release issued on April 22, 2008, is attached hereto as Exhibit 99.1.

ITEM 9.01	Financial Statements and Exhibits

(d)	Exhibits

         The following exhibit is filed as part of this report:

Exhibit
Number	Description

99.1	Press Release of First National Bank of the South dated April 22, 2008.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST NATIONAL BANCSHARES, INC.

By:	/s/ Kitty B. Payne
Name	Kitty B. Payne
Title:	EVP & Chief Financial Officer

Dated: April 22, 2008

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release of First National Bank of the South dated April 22, 2008.